Exhibit 99.1

February 16, 2018

HomeTown Bankshares Corporation Reports

Solid Growth

Core Revenues up 8% in 2017

HomeTown Bankshares Corporation is listed with the NASDAQ Capital Markets under the trading symbol “HMTA”. During Q4 of 2017, the stock closed as high as $11.36 with an average close of $11.01 and most recent closing price of $11.50 on February 15, 2018.

Continued Solid Loan and Core Deposit Growth for Q4 and Fiscal Year 2017

-	Total assets were $550 million at December 31, 2017
-	Loans increased $25 million or 6% to $444 Million at December 31, 2017
-	Increased $9 Million or 2% during Q4 2017
-	Core Deposits increased $24 million or 6% to $436 Million at December 31, 2017
-	Strong core deposit growth resulted in wholesale funding decrease and a 5-basis point improvement in cost of funds for 2017

Operating Performance Highlights

-	Core revenues for Q4 of $6.1 million in 2017, up 6% or $341,000 over Q4 2016
-	YTD core revenue of $23.9 million, an increase of $1.9 Million or 8% over 2016
-	Net income attributable to HomeTown Bankshares of $380,000 for Q4 2017 vs. $591,000 for Q4 2016 due to certain non-recurring expenses
-	YTD Earnings available to common shareholders of $2.50 million in 2017 vs. $2.11 million in 2016 after a $408,000 preferred stock dividend in 2016 and certain non-recurring expenses in 2017
-	EPS on a fully diluted basis of $0.07 for Q4 2017 and $0.43 for 2017 fiscal year vs. $0.10 and $0.37, respectively, in 2016

Credit Quality Improved and Remains Sound

-	Non-performing assets improved to 0.80% of total assets at December 31, 2017 vs. 0.91% at December 31, 2016
-	OREO balances of $3.2 million at December 31, 2017 were $545 thousand or 14% less than December 31, 2016
-	Past due accruing loans amounted to 0.67% of total loans at December 31, 2017 vs. 0.29% at December 31, 2016, while non-accruals increased slightly to 0.26% in 2017 vs. 0.22% in 2016
-	Net charge-offs were 0.24% for the 2017 fiscal year compared to 0.19% in 2016

Well Capitalized with Solid Capital Ratios

-	Common Equity Tier 1 Capital amounted to 11.7% at December 31, 2017
-	Total Risk-Based Capital amounted to 12.5% at December 31, 2017
-	Tier 1 Risk-Based Capital amounted to 11.7% at December 31, 2017
-	Tier 1 Leverage Ratio amounted to 10.4% at December 31, 2017

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News Release

FOR IMMEDIATE RELEASE

For more information contact:

Susan K. Still, President and CEO, 540-278-1705

Vance W. Adkins, Executive Vice President and CFO, 540-278-1702

HomeTown Bankshares Reports Solid Growth

Core revenues up 8% in 2017 over prior year

ROANOKE, Va., February 16, 2018 (GLOBE NEWSWIRE) - HomeTown Bankshares Corporation, (NASDAQ:HMTA), the parent company of HomeTown Bank, grew assets $33 million in 2017 to $550 million at December 31, 2017 with solid growth in both loans and core deposits. The Company reported net income available to common shareholders of $380,000 for the fourth quarter ended December 31, 2017 vs. $591,000 for the fourth quarter of 2016. Net Income available to common shareholders for the 2017 fiscal year was $2.5 million vs. $2.1 million for the 2016 fiscal year after a $408,000 preferred stock dividend. Earnings per share on a fully diluted basis were $0.07 for the fourth quarter of 2017 and $0.43 per share for the fiscal year ended December 31, 2017 vs. $0.10 and $0.37 per share, respectively, for similar periods in 2016.

Profitability in 2017 was impacted due predominantly to non-recurring expenses from the successful completion of a core conversion during the third quarter of 2017 as well as professional fees related to the outsourcing of internal audit activities prior to bringing this function in-house. Income tax expense for 2017 included an adjustment to net deferred tax assets in the amount of $100,000, as a result of the enactment of the Tax Cuts and Jobs Act on December 22, 2017.  The Act reduced the corporate Federal tax rate from 34% to 21% effective January 1, 2018 and will benefit future years.

“2017 was a year of transition for HomeTown Bank with a major conversion to a new core processor, the continued reduction in our OREO portfolio and a charge to earnings due to the Tax Cuts and Jobs Act at yearend," said Susan Still, President and CEO. "In spite of these adjustments, our core banking business was solid with an 8% increase in core revenues, 6% increase in loans, and core deposit growth of 6% for the year."

Revenue

Record core revenue of $23.9 million was realized for the year ended December 31, 2017, up $1.9 million or 8% over 2016, which included $6.1 million in core revenues realized during the fourth quarter of 2017 - 6% higher than 2016. Higher core revenues were generated from commercial lines and loans, commercial real estate loans, personal lines and loans, private banking loans as well as non-interest income from treasury and merchant services, mortgages and brokerage services.

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Net Interest Income

Net interest income in the fourth quarter 2017 increased $323,000 to $4.5 million from the fourth quarter of 2016 with a $1.5 million increase or 9% to $17.6 million for the 2017 fiscal year vs. $16.2 million earned for the 2016 fiscal year. Higher loan volume helped to offset the income from maturing, higher rate loans and the competitive interest rate environment that continued during 2017. The more competitive marketplace ultimately led to an 8 basis point decline in the net interest margin during 2017 in spite of a 5 basis point improvement in the cost of funds.

Noninterest Income

Noninterest income, net of security gains, increased slightly to $787,000 in the fourth quarter of 2017 while core noninterest income of $3.2 million was realized for the fiscal year 2017, up 13% from $2.8 million realized for 2016. The primary increase for 2017 was continued, double-digit growth in ATM and interchange income, mortgage income, and merchant services income.

Noninterest Expense

Noninterest expense increased only slightly in the fourth quarter 2017 vs. Q4 of 2016 while noninterest expense during the 2017 fiscal year increased 13% compared to 2016 due primarily to the core conversion, increased operations staffing and data processing costs to support the transition as well as costs associated with additional consulting fees and OREO write-downs for the 2017 fiscal year. We also experienced increased personnel costs with the transition of a new Chief Credit Officer due to the retirement of our former Chief Credit Officer as well as the addition of a new Chief Risk Officer. We anticipate a return to normal overhead and a favorable comparison to peers and core operating costs during 2018.

Loans

Total loans were $444 million at December 31, 2017, up $9 million or 2% for the fourth quarter of 2017 and up $25 million or 6% over the prior year ended December 31, 2016. Loan growth was driven by commercial real estate, commercial and industrial lines and term loans, consumer lines and loans as well as private client loans.

Deposits

Core deposit growth for the 2017 fiscal year was up $24 million and was 6% over the 2016 fiscal year. Solid core deposit growth was achieved in 2017 by continued growth in new banking relationships as well as growth in existing commercial and consumer accounts. Conversely, increased liquidity from strong core deposit growth resulted in a 45% reduction in wholesale funding and the associated interest expense.

Capital

Capital levels remained sound during 2017 with total stockholders’ equity increasing $2.7 million through December 31, 2017. HomeTown Bank common equity tier 1 capital, total risk-based capital, Tier 1 risk-based capital and Tier 1 leverage ratios were 11.7%, 12.5%, 11.7% and 10.4%, respectively. All ratios continue to exceed the current regulatory standards for well-capitalized institutions. Book value per common share amounted to $8.72 at December 31, 2017 vs. $8.30 at December 31, 2016.

Credit Quality

Credit quality remained sound thru December 31, 2017 with a slight increase in the provision for loan losses to $1.14 million vs. $1.08 million in 2016. The increased provision was a result of a combination of increased charge-offs and additional provision from increased loan production.

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Nonperforming Assets

OREO balances continued to decrease during 2017 – down $545,000 or 14%. Non-performing assets, excluding performing restructured loans, improved to 0.80% of total assets at December 31, 2017 vs. 0.91% at December 31, 2016. Non-performing assets, including restructured loans, also improved from 2.10% of total assets at December 31, 2016 to 1.51% at December 31, 2017.

Past Due and Nonaccrual Loans

Past due accruing loans amounted to 0.67% of total loans at December 31, 2017 vs. 0.29% in 2017 while nonaccruals amounted to 0.26% of total loans at December 31, 2017 vs. 0.22% of total loans at December 31, 2016.

Allowance for Loan Losses

The allowance for loan losses totaled $3.8 million at December 31, 2017 compared to $3.6 million at December 31, 2016. Provisions for credit losses were $1.14 million for the fiscal year 2017 vs. $1.08 million for 2016 due to solid loan growth as well as charge-offs during the fiscal year.

“Solid balance sheet growth in both loans and core deposits as well as continued double-digit growth in core non-interest income resulted in record core revenues during 2017,” said Still. “Our credit quality is sound and we remain well-capitalized,” continued Still. “Our brand recognition is strong as evidenced by our growth and we continue to benefit from being the largest bank headquartered in the Roanoke Valley," she said.

* * *

Forward-Looking Statements:

Certain statements in this press release may be “forward-looking statements.” Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results that are not statements of historical fact and that involve significant risks and uncertainties. Although the Company believes that its expectations with regard to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results will not differ materially from any future results implied by the forward-looking statements. Actual results may be materially different from past or anticipated results because of many factors, some of which may include changes in economic conditions, the interest rate environment, legislative and regulatory requirements, new products, and competition, changes in the stock and bond markets and technology. The Company does not update any forward-looking statements that it may make.

(See Attached Financial Statements for quarter and year ending December 31, 2017)

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HomeTown Bankshares Corporation

Consolidated Condensed Balance Sheets

December 31, 2017; and December 31, 2016

	December 31	December 31
In Thousands	2017	2016
	(Unaudited)
Assets
Cash and due from banks	$21,714	$18,229
Federal funds sold	180	42

Securities available for sale, at fair value	55,344	52,975
Restricted equity securities, at cost	2,371	2,213
Loans held for sale	1,587	678
Total loans	444,195	418,991
Allowance for loan losses	(3,758)	(3,636)
Net loans	440,437	415,355
Property and equipment, net	12,937	13,371
Other real estate owned	3,249	3,794
Other assets	12,434	10,633
Total assets	$550,253	$517,290

Liabilities and Stockholders’ Equity
Deposits:
Noninterest-bearing	$106,956	$91,354
Interest-bearing	370,364	359,494
Total deposits	477,320	450,848
Federal Home Loan Bank borrowings	11,028	8,000
Subordinated notes	7,254	7,224
Other borrowings	1,558	1,117
Other liabilities	2,201	1,876
Total liabilities	499,361	469,065

Stockholders’ Equity:
Common stock	28,777	28,765
Surplus	17,980	17,833
Retained surplus	3,767	1,247
Accumulated other comprehensive income	(141)	(56)
Total HomeTown Bankshares Corporation stockholders’ equity	50,383	47,789
Noncontrolling interest in consolidated subsidiary	509	436
Total stockholders’ equity	50,892	48,225
Total liabilities and stockholders’ equity	$550,253	$517,290

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HomeTown Bankshares Corporation

Consolidated Condensed Statements of Income

For the Three and Twelve Months Ended December 31, 2017 and 2016

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
In Thousands, Except Share and Per Share Data	2017	2016	2017	2016
	(Unaudited)	(Unaudited)	(Unaudited)
Interest income:
Loans and fees on loans	$4,850	$4,595	$18,973	$17,711
Taxable investment securities	287	223	1,031	837
Nontaxable investment securities	69	93	308	388
Other interest income	99	58	357	238
Total interest income	5,305	4,969	20,669	19,174
Interest expense:
Deposits	588	587	2,282	2,216
Subordinated notes	135	134	537	536
Other borrowed funds	56	45	227	266
Total interest expense	779	766	3,046	3,018
Net interest income	4,526	4,203	17,623	16,156
Provision for loan losses	567	103	1,142	1,082
Net interest income after provision for loan losses	3,959	4,100	16,481	15,074
Noninterest income:
Service charges on deposit accounts	129	173	544	669
ATM and interchange income	225	179	837	670
Mortgage banking	234	247	959	854
Gains on sales of investment securities	9	–	69	257
Other income	199	183	874	651
Total noninterest income	796	782	3,283	3,101
Noninterest expense:
Salaries and employee benefits	1,945	1,886	8,098	6,981
Occupancy and equipment expense	405	400	1,650	1,650
Advertising and marketing expense	154	135	537	480
Professional fees	134	142	588	494
Losses on sales, write-downs of other real estate owned, net	201	404	581	495
Other real estate owned expense	40	25	106	97
Other expense	1,179	1,049	4,407	3,957
Total noninterest expense	4,058	4,041	15,967	14,154
Net income before income taxes	697	841	3,797	4,021
Income tax expense	298	237	1,228	1,440
Net income	399	604	2,569	2,581
Less net income attributable to non-controlling interest	19	13	73	62
Net income attributable to HomeTown Bankshares Corporation	380	591	2,496	2,519
Effective dividends on preferred stock	–	–	–	408
Net income available to common stockholders	$380	$591	$2,496	$2,111
Basic earnings per common share	$0.07	$0.10	$0.43	$0.45
Diluted earnings per common share	$0.07	$0.10	$0.43	$0.37
Weighted average common shares outstanding	5,776,130	5,763,839	5,769,752	4,652,853
Diluted average common shares outstanding	5,810,760	5,774,308	5,804,382	5,776,292

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HomeTown Bankshares Corporation	Three	Three	Twelve	Twelve
Financial Highlights	Months	Months	Months	Months
In Thousands, Except Share and Per Share Data	Ended	Ended	Ended	Ended
	Dec 31	Dec 31	Dec 31	Dec 31
	2017	2016	2017	2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
PER SHARE INFORMATION
Book value per share, basic	$8.72	$8.30	$8.72	$8.30
Book value per share, diluted	$8.71	$8.30	$8.71	$8.30
Earnings (loss) per share, basic	$0.07	$0.10	$0.43	$0.45
Earnings (loss) per share, diluted	$0.07	$0.10	$0.43	$0.37

PROFITABILITY
Return on average assets	0.27%	0.46%	0.46%	0.50%
Return on average shareholders' equity	2.97%	4.87%	5.02%	5.31%
Net interest margin	3.45%	3.53%	3.47%	3.55%
Efficiency	71.83%	72.45%	73.33%	71.38%

BALANCE SHEET RATIOS
Total loans to deposits	93.06%	92.93%	93.06%	92.93%
Securities to total assets	10.49%	10.67%	10.49%	10.67%
Common equity tier 1 ratio BANK ONLY	11.7%	11.8%	11.7%	11.8%
Tier 1 capital ratio BANK ONLY	11.7%	11.8%	11.7%	11.8%
Total capital ratio BANK ONLY	12.5%	12.6%	12.5%	12.6%
Tier 1 leverage ratio BANK ONLY	10.4%	10.7%	10.4%	10.7%

ASSET QUALITY
Nonperforming assets to total assets	0.80%	0.91%	0.80%	0.91%
Nonperforming assets, including restructured loans, to total assets	1.51%	2.10%	1.51%	2.10%
Net charge-offs to average loans (annualized)	0.46%	0.01%	0.24%	0.19%

Composition of risk assets: (in thousands)
Nonperforming assets:
Nonaccrual loans	$1,144	$924	$1,144	$924
Other real estate owned	3,249	3,794	3,249	3,794
Total nonperforming assets, excluding performing restructured loans	4,393	4,718	4,393	4,718
Restructured loans, performing in accordance with their modified terms	3,889	6,160	3,889	6,160
Total nonperforming assets, including performing restructured loans	$8,282	$10,878	$8,282	$10,878

Allowance for loan losses: (in thousands)
Beginning balance	$3,706	$3,544	$3,636	$3,298
Provision for loan losses	567	103	1,142	1,082
Charge-offs	(515)	(42)	(1,078)	(848)
Recoveries	-	31	58	104
Ending balance	$3,758	$3,636	$3,758	$3,636

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